Exhibit 99
Form 3 — Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard 15th Floor Miami, Florida 33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	Vector Group Ltd. (VGR)

Date of Event Requiring Statement:	May 11, 2009
Frost Gamma Investments Trust

By:	/s/ Phillip Frost, M.D., Trustee

Phillip Frost, M.D., Trustee

Name:	Frost Nevada Investments Trust

Address:	4400 Biscayne Boulevard 15th Floor Miami, Florida 33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	Vector Group Ltd. (VGR)

Date of Event Requiring Statement:	May 11, 2009
Frost Nevada Investments Trust

By:	/s/ Phillip Frost, M.D., Trustee

Phillip Frost, M.D., Trustee